Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cerence Inc.

Burlington, Massachusetts

We hereby consent to the use in the Prospectus constituting as part of this Registration Statement on Form S-1 of our report dated August 21, 2019, relating to the combined financial statements of the Cerence business of Nuance Communications, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

October 15, 2019